Exhibit 5

THE MINISTER FOR FINANCE OF IRELAND

THE NATIONAL PENSIONS RESERVE FUND COMMISSION

THE NATIONAL TREASURY MANAGEMENT AGENCY

THE PERSONS WHOSE NAMES ARE SET OUT IN SCHEDULE 1

CONDITIONAL STOCK PURCHASE AGREEMENT

(Ordinary Stock in the capital stock of
The Governor and Company of the Bank of Ireland)

William Fry
Solicitors
Fitzwilton House
Wilton Place
Dublin 2
www.williamfry.ie

© William Fry 2011

021444.0001.OOC/KC

THIS AGREEMENT is made on 25 July 2011

BETWEEN:

THE MINISTER FOR FINANCE OF IRELAND of Upper Merrion Street, Dublin 2 (hereinafter called the "Minister")

THE NATIONAL PENSIONS RESERVE FUND
COMMISSION
acting in its capacity as controller and manager of
the assets of the National Pensions Reserve Fund
of Treasury Building, Grand Canal Street,
Dublin 2, Ireland
(hereinafter called the "Commission")

THE NATIONAL TREASURY MANAGEMENT AGENCY of Treasury Building, Grand Canal Street, Dublin 2, Ireland (hereinafter called the “NTMA”)

- and -

THE PERSONS WHOSE NAMES ARE SET OUT IN SCHEDULE 1 (hereinafter called the "Buyers")

RECITALS:

A.
BoI is carrying out the Debt for Equity Offers, the Rights Issue, the Renominalisation and the Contingent Capital Notes Issue (as all described in the Offer Documents), in order to meet its current and expected long term capital requirements.

B.
Following the Rights Issue, the issued Ordinary Stock of BoI will comprise 24,377,302,652 (twenty four billion three hundred and seventy seven million three hundred and two thousand six hundred and fifty two) units of €0.05 each, all of which will be fully paid and the Commission will, subject to it obtaining sufficient BoI Ordinary Stock in its capacity as Underwriter to the Rights Issue, be the owner of sufficient BoI Ordinary Stock to comply with the terms of this Agreement.

C.
The Commission has agreed to sell, and Fairfax agreed to purchase, 2,413,352,900 (two billion four hundred and thirteen million three hundred and fifty two thousand nine hundred) units of BoI Ordinary Stock (comprising part of the Commission Stock, and hereinafter referred to as the “Purchased Sale Stock”) on the terms and subject to the conditions of the Stock Purchase Agreement.

D.
The Commission proposes to retain 15% of the issued Ordinary Stock of BoI and, subject to that, has, in addition to the Purchased Sale Stock, agreed to sell and the Buyers have agreed to purchase further BoI Ordinary Stock and the Minister, the Commission and the NTMA have agreed to assign to the Buyers the benefit of the Commission Warranties and the Indemnity in respect thereof.

E.
The Commission and each of the Buyers have accordingly entered into this Agreement in order to provide for the said sale and purchase of the Sale Stock and the assignment of the Commission Warranties and the Indemnity in respect thereof to the Buyers.

F.	The Minister is Party to this Agreement for the purpose appearing in Clause 11 and for the purpose of assigning the Commission Warranties and the Indemnity in respect of the Sale Stock to the Buyers.

G.	The NTMA is Party to this Agreement for the purposes expressly provided for in this Agreement.

THE PARTIES AGREE as follows:

1.	Interpretation

1.1	Definitions

Save as otherwise defined in this Agreement, terms and expressions defined in the Underwriting Agreement shall have the same meanings where such terms and/or expressions are used in this Agreement.  In this Agreement the following expressions shall, unless the context otherwise requires, have the following meanings:

"Agreement", this Agreement and the Schedule;

"Arrangements", all of the transactions and arrangements provided for, contemplated by or referred to in this Agreement;

“Associated Entity”, in respect of a Relevant Person, any company or other entity controlled by that Relevant Person or which controls that Relevant Person or which is under common control with that Relevant Person and any fund or partnership managed by any such company or entity;

“BoI”, The Governor and Company of the Bank of Ireland, a corporation established in Ireland by Royal Charter in 1783 and having limited liability, with registered number C-1 and having its registered office at 40 Mespil Road, Dublin 4;

“BoI Capital”, the number of units of stock comprised in the entire issued equity share capital of BoI as at any date upon which the same is required to be determined;

"BoI Ordinary Stock", units of ordinary stock of €0.05 (five cent) each in the issued capital of BoI;

"Buyer Commitment", the several obligation of each Buyer hereunder to purchase up to the total number of units of Ordinary Stock set out opposite its name in Schedule 1 (which number shall include any units of Purchased Sale Stock acquired by such Buyer on or immediately following completion of the Stock Purchase Agreement);

“Buyer Stock”, the First Sale Stock, the Second Sale Stock and the Third Sale Stock;

“Buyer Transactions”, the purchase by each of the Buyers of the Buyer Stock under the terms of this Agreement, the purchase by Fairfax of the Purchased Sale Stock pursuant to the Stock Purchase Agreement and the acquisition by any Buyer from another Buyer of any Purchased Sale Stock;

“CCN Agreement”, the agreement to be entered into on the date hereof between the Minister and the Buyers, providing for certain matters relating to the Contingent Capital Notes;

“Commission Stock”, all of the BoI Ordinary Stock owned by the Commission immediately after the Rights Issue;

“Completion”, completion of the purchase and sale of the First Sale Stock, the Second Sale Stock and the Third Sale Stock or of any of such purchases and sales and “First

Completion”, “Second Completion” and “Third Completion” shall be construed accordingly;

“Completion Dates”, the First Completion Date, the Second Completion Date and the Third Completion Date or any of them;

“Conditions”, the First Conditions, the Second Conditions and the Third Conditions;

“Deed of Undertaking”, the deed of undertaking entered into on the date hereof between BoI and each of the Buyers, providing (subject to certain conditions) for certain matters in connection with the transactions contemplated by this Agreement and the Stock Purchase Agreement;

“Direction”, a direction issued by the Minister to the Commission pursuant to Section 19(B), as appropriate, of the National Pensions Reserve Fund Act 2000, as amended;

“Directors”, the directors from time to time of BoI;

"Encumbrance", any type of interest or equity of any person including any right to acquire,  option, right of pre-emption or right of first refusal, restriction on transfer or use or conversion, or any mortgage, charge, assignment, hypothecation, pledge, lien or security interest, encumbrance, claim, third party rights or other agreement or arrangement of any nature whatsoever having a similar effect;

"Fairfax", Fairfax Financial Holdings Limited, having its registered office at 95 Wellington Street, Suite 800, Toronto, Ontario, M5J 2N7, Canada, one of the Buyers;

“First Completion Date”, the date upon which each of the Buyers shall purchase its Specified Proportion of the First Sale Stock, being 29 July 2011 or, if later, the second Business Day after satisfaction (or waiver) of the last to be satisfied (or waived) of the First Conditions;

"First Conditions", the conditions listed in Clause 2.1;

“First Longstop Date”, 150 days after the date hereof, or in respect of any Buyer, such later date or dates as that Buyer may agree with the Commission;

“First Sale Stock”, subject to Clause 3.4, such number of units of BoI Ordinary Stock held by the Commission which may on the First Completion Date represent up to 29.5% of the voting rights comprised in the BoI Capital, less the Purchased Sale Stock, purchased pursuant to Clause 3.1;

“Government Parties”, the Minister, the Commission and the NTMA;

“Indemnity”, the indemnity provided to the Government Parties pursuant to Clause 17.1(b) of the Underwriting Agreement in respect of the Commission Warranties;

“Issuer Agreement”, the agreement to be entered into on the date hereof between the Buyers and BoI, providing for certain matters relating to the Contingent Capital Notes;

“Listing Rules”, the Listing Rules of The Irish Stock Exchange Limited, as amended from time to time:

"Losses", any and all losses, damages, costs, liabilities, demands, charges, duties or expenses (including legal fees) and Taxation, in each case whether joint or several, which any person may suffer or incur (including, but not limited to all losses suffered or incurred in investigating, preparing for or disputing or defending or providing evidence) in connection with, or settling any Claim and/or in establishing its right to be indemnified pursuant to the Indemnity and/or in seeking advice regarding any Claim and "Loss" will be construed accordingly;

“NAMA Bonds”, senior unsecured floating rate notes issued by National Asset Management Limited (“NAML”) ranking pari passu with NAML’s other unsecured and unsubordinated indebtedness;

“New Registration Rights Agreement”, means the registration rights agreement, in the agreed form, between BoI and the Buyers to be entered into on the date of this Agreement;

“Other Transaction Documents”, the Stock Purchase Agreement, the Deed of Undertaking, the CCN Agreement, the New Registration Rights Agreement, the Issuer Agreement and the Top-Up Letters;

"Party", a Party to this Agreement, and "Parties" shall be construed accordingly;

“Purchased Sale Stock”, the meaning given to that term in Recital C;

“Regulatory Approvals”, all consents, determinations, authorisations, permits, waivers, approvals and licences reasonably determined by any of the Buyers to be necessary for the acquisition by it of the Sale Stock, of all Government, EU, United States of America and other regulatory and self-regulatory bodies having jurisdiction over that Buyer or BoI, including without limitation, the Central Bank of Ireland, the Financial Services Authority of the United Kingdom, the Irish Takeover Panel, the Irish Competition Authority, the EU Commission, the Board of Governors of the Federal Reserve System, and any consent, determination, waiver or approval needed pursuant to any competition or anti-trust restrictions and for the avoidance of doubt, including such derogations, determinations, waivers and resolutions as each Buyer shall reasonably determine to be necessary to ensure that they shall not be required by virtue of any or all of the Buyer Transactions to make a mandatory bid for BoI pursuant to Rule 9 of the Takeover Rules;

“Relevant Person”, the meaning given to that term in Clause 5.2 of the Stock Purchase Agreement;

"Rights Issue", the offer by BoI to the holders of BoI Ordinary Stock (by way of 18-for-5 rights issue) of the Rights Issue Stock, pursuant to a prospectus issued by BoI on 18 June 2011 as supplemented by a supplementary prospectus issued by BoI on 8 July 2011;

"Rights Issue Stock" the 19,077,889,032 units of new Ordinary Stock to be allotted and issued by BoI pursuant to the Rights Issue;

“Sale Stock”, the First Sale Stock, the Second Sale Stock and the Third Sale Stock;

“Second Completion Date”, the date upon which each of the Buyers shall purchase its Specified Proportion of the Second Sale Stock, being 17 August 2011 or, if later, the second Business Day after satisfaction (or waiver) of the last to be satisfied (or waived) of the Second Conditions;

“Second Conditions”, the conditions referred to and set out in Clause 2.6;

“Second Longstop Date”, 150 days after the date hereof, or in respect of any Buyer, such later date or dates as that Buyer may agree with the Commission;

“Second Sale Stock”, subject to Clause 3.4, such number of units of BoI Ordinary Stock held by the Commission which may on the Second Completion Date represent up to 29.5 per cent of the voting rights comprised in the BoI Capital after the issue of the Debt for Equity Stock, less the aggregate of the Purchased Sale Stock and the First Sale Stock, purchased by each of the Buyers pursuant to Clause 3.2;

"Specified Proportion”, in respect of each Buyer, a proportion equal to the proportion which its Buyer Commitment bears to the aggregate of all of the Buyer Commitments as set out in Column 4 of Schedule 1;

"State Title Warranties”, the warranties contained in Clause 6.1, each a "State Title Warranty” and given by the Commission to the Buyers;

“Stock Purchase Agreement”, the agreement entered into contemporaneously with this Agreement between the Minister, the Commission and Fairfax for the purchase and sale of the Purchased Sale Stock;

"Takeover Act and Rules", the Irish Takeover Panel Act 1997 (as amended) and all regulations made thereunder and the European Communities (Takeover Bids (Directive 2004/25/EC)) Regulations 2006 (SI No 255 of 2006), the Irish Takeover Panel Act 1997 Takeover Rules 2007 (as amended) and the “Takeover Rules” shall mean the said Rules and “Takeover Panel” or “Panel” shall have the meaning given to the term the “Panel” in the Takeover Rules; ;

“Third Completion Date”, the date upon which each of the Buyers shall purchase its Specified Proportion of the Third Sale Stock held by the Commission, being 31 August 2011 or, if later, the second Business Day after the satisfaction (or waiver) of the last to be satisfied (or waived) of the Third Conditions;

“Third Conditions”, the conditions referred to and set out in Clauses 2.9 and 2.11;

“Third Longstop Date”, 150 days after the date hereof, or, in respect of any Buyer, such later date or dates as that Buyer may agree with the Commission;

“Third Sale Stock”, subject to Clause 3.4, such number of units of BoI Ordinary Stock as shall be determined in accordance with the following formula:

T =	C – (P+F+S)

Where:

T =	the number of units of BoI Ordinary Stock as shall comprise the Third Sale Stock,

C =	the aggregate of all of the Buyer Commitments expressed in numbers of units of BoI Ordinary Stock;

P =	the Purchased Sale Stock;

F =	the First Sale Stock; and

S =	the Second Sale Stock;

“Top-Up Letters”, letters written on or about the date hereof by BoI to the Buyers and the Commission respectively offering them certain rights in respect of the subscription for new BoI Ordinary Stock

“Transaction Fee”, the meaning ascribed thereto in Clause 15;

“Whitewash Date”, 5pm on the date on which a meeting of the independent shareholders of BoI is held to consider a “whitewash” resolution to approve the waiver of Rule 9 of the Irish Takeover Rules and such resolution is voted on; and

“Underwriting Agreement”, the Transaction and Underwriting Agreement dated 18 June 2011 between the Minister, the Commission, the NTMA, BoI and the Sponsors and Joint Bookrunners (as defined therein).

1.2	In this Agreement, unless the context otherwise requires:

	1.2.1	a reference to:

		(a)	any Party includes its successors in title and permitted assigns;

(b)
a "person" includes any individual, firm, body corporate, association or partnership, government or state or agency of a state, local authority or government body or any joint venture association or partnership (whether or not having a separate legal personality) and that person's personal representatives, successors or permitted assigns;

		(c)	a "company" will be construed so as to include any company, corporation or body corporate, wherever and however incorporated or established;

		(d)	a recital, clause, paragraph, or schedule, unless otherwise specified, is a reference to a recital, clause, paragraph of or schedule to this Agreement;

		(e)	writing or similar expressions includes, unless otherwise specified, transmission by facsimile but excludes e-mail;

		(f)	the singular includes the plural and vice versa and references to one gender includes all genders;

		(g)	"day" or a "Business Day" will mean a period of 24 (twenty-four) hours running from midnight to midnight;

		(h)	a "month" will mean a calendar month;

		(i)	time is to time in Ireland;

(j)
a "subsidiary undertaking" or "parent undertaking" is to be construed in accordance with the European Communities (Companies: Group Accounts) Regulations 1992 of Ireland and a "subsidiary" or "holding company" is to be construed in accordance with Section 155 of the Companies Act 1963 of Ireland; and

		(k)	any other document referred to in this Agreement is a reference to that document as amended, varied, novated or supplemented at any time;

	1.2.2	a reference to a statute or statutory provision will be construed as a reference to the laws of Ireland unless otherwise specified and includes:

		(a)	any subordinate legislation made under it including all regulations, by-laws, orders and codes made thereunder;

		(b)	any repealed statute or statutory provision which it re-enacts (with or without modification); and

		(c)	any statute or statutory provision which modifies, consolidates, re- enacts or supersedes it, and in each case, prior to the date of this Agreement;

1.2.3
any phrase introduced by the terms "including", "include" and "in particular" or any similar expression will be construed as illustrative and will not limit the sense of the words preceding those terms; and

	1.2.4	expressions defined or used in the CREST Regulations shall have the same meanings in this Agreement (except where the context otherwise requires).

1.3	The table of contents and headings in this Agreement are inserted for convenience only, and they are to be ignored in the interpretation of this Agreement.

1.4
For the avoidance of doubt any reference in this Agreement to the agreement or consent of, or any notice or waiver by, the Minister, the Commission or the NTMA will be construed as the agreement or consent of, or any notice or waiver by (as the case may be), each of them, except where expressly provided to the contrary.

1.5	Notwithstanding any other provisions of this Agreement, all obligations of each of the Buyers are several and not joint.

2.	Conditions Precedent

2.1
Notwithstanding any other provision of this Agreement, Completion by each Buyer on a several basis of the purchase and sale of the First Sale Stock shall not occur until and unless the following conditions set forth in this Clause 2.1 (the “First Conditions”) shall have been satisfied (and/or waived by that Buyer in accordance with Clause 2.3) on or prior to the First Completion Date:

	2.1.1	the Other Transaction Documents shall have been executed by all of the parties thereto;

	2.1.2	the Rights Issue shall have completed and all of the Rights Issue Stock shall have been allotted fully paid pursuant thereto and to the Underwriting Agreement;

	2.1.3	each of the State Title Warranties shall continue to be true and accurate in all respects and not misleading;

2.1.4
all Regulatory Approvals shall have been obtained in terms to the reasonable satisfaction of each of the Buyers, all waiting and objection periods applicable thereto shall have expired and each of them shall be in full force and effect;

	2.1.5	the Stock Purchase Agreement shall have been completed in accordance with its terms; and

	2.1.6	the Panel shall have confirmed that in its view none of the Buyers is acting in concert with any other Buyer or Buyers.

2.2
The Commission and each of the Buyers will use all reasonable endeavours to procure the fulfilment of the First Conditions on 29 July 2011 (or such later date as may be necessitated by the issue of a supplementary prospectus in respect of the Rights Issue), and, in any event, by not later than 5.30 pm on the First Longstop Date; provided that each Buyer and its Associated Entities may in its absolute discretion decline to provide some or all documentation requested.

2.3
Each of the Buyers may agree for itself, to the extent permitted by law and upon such terms as it considers fit, to waive fulfilment of all or any of the conditions set out in Clause 2.1 or to extend the time provided for fulfilment of any of the conditions set out in Clause 2.1 in respect of all or any part of the performance thereof (provided that no such extension of time shall be capable of continuing beyond the First Longstop Date without the consent of the Commission).

2.4
If any condition or conditions set out in Clause 2.1 is not fulfilled in relation to any Buyer or Buyers or, if capable of waiver, not waived in accordance with Clause 2.3 in each case by the First Longstop Date or if it becomes clear prior to the First Longstop Date that any of the conditions(s) are incapable of fulfilment and will not be waived, then this Agreement will automatically cease and terminate with immediate effect in respect of such Buyer(s) (the

“Terminated Buyer”) and no Party to this Agreement will have any claim against any other Party to this Agreement for costs, damages, compensation or otherwise in respect of the Terminated Buyer except as provided in Clause 2.5.1.

2.5	Where this Agreement has terminated pursuant to Clause 2.4:

	2.5.1	such termination will be without prejudice to any accrued rights or obligations under this Agreement;

	2.5.2	the provisions of this Clause 2.5 and Clauses 1, 13, 14, 16, 17 and 18 will remain in full force and effect.

2.6	Completion of the purchase and sale of the Second Sale Stock shall not occur until and unless:

	2.6.1	the Debt for Equity Stock shall have been allotted credited as fully paid;

	2.6.2	First Completion shall have occurred;

	2.6.3	the First Conditions in Clauses 2.1.3 and 2.1.4 shall remain fulfilled as at the Second Completion Date; and

	2.6.4	the Panel shall have confirmed that in its view none of the Buyers is acting in concert with any other Buyer or Buyers.

The Commission and each of the Buyers will use all reasonable endeavours to procure the fulfilment of the Second Condition as soon as is reasonably practicable after the date hereof and, in any event, by not later than 5.30 pm on the Second Longstop Date.  In particular and without prejudice to the generality of the foregoing, it is acknowledged by each of the Parties that additional Regulatory Approvals may be required prior to Second Completion and/or that the Regulatory Approvals obtained for First Completion may have to be renewed, extended or amended, and accordingly, the purchase and sale of the Second Sale Stock shall be conditional upon the Regulatory Approvals referred to in Clause 2.1.4 being or remaining valid in respect of the Second Sale Stock and upon the additional Regulatory Approvals and/or such renewals, extensions or amendments aforesaid, having been obtained in terms to the reasonable satisfaction of any of the Buyers proceeding to Completion, all waiting and objection periods applicable thereto shall have expired and each of them shall be in full force and effect; provided that each Buyer and its Associated Entities may in its absolute discretion decline to provide some or all documentation requested for the purpose of Clause 2.1.4 and Clause 2.6.

2.7
Each of the Buyers may agree, for itself, to the extent permitted by law and upon such terms as it considers fit, to waive fulfilment of all or any of the conditions set out in Clause 2.6 or to extend the time provided for fulfilment of any of the conditions set out in Clause 2.6 in respect of all or any part of the performance thereof (provided that no such extension of time shall be capable of continuing beyond the Second Longstop Date without the consent of the Commission).

2.8
If any condition or conditions set out in Clause 2.6 is not fulfilled in relation to any Buyer or Buyers or, if capable of waiver, not waived in accordance with Clause 2.7 by the Second Longstop Date or if it becomes clear prior to the Second Longstop Date that any of the condition(s) are incapable of fulfilment or will not be waived, the obligations of any such Buyer(s) and the Government Parties in respect of the purchase and sale of the Second Sale Stock shall lapse (without prejudice to any accrued rights of the Parties in respect thereof), but this Agreement shall continue in force in all other respects.

2.9	Completion of the purchase and sale of the Third Sale Stock shall not occur until and unless:

	2.9.1	First Completion and Second Completion shall have occurred;

	2.9.2	the First Conditions in Clauses 2.1.3 and 2.1.4 shall remain fulfilled as at the Third Completion Date;

	2.9.3	the requirements of Clause 2.12 shall have been met; and

	2.9.4	the Panel shall have confirmed that in its view none of the Buyers is acting in concert with any other Buyer or Buyers.

The Commission and each of the Buyers will use all reasonable endeavours to procure fulfilment of the Third Conditions as soon as is reasonably practicable after the date hereof and, in any event, by not later than 5.30 pm on the Third Longstop Date. In particular and without prejudice to the generality of the foregoing, it is acknowledged by the Parties that additional Regulatory Approvals may be required prior to Third Completion and/or that the Regulatory Approvals obtained for First Completion and/or Second Completion may have to be renewed, extended or amended, and accordingly, the purchase and sale of the Third Sale Stock shall be conditional upon the Regulatory Approvals referred to in Clause 2.1.4 and Clause 2.6 being or remaining valid in respect of the Third Sale Stock and upon the additional Regulatory Approvals and or such renewals, extensions or amendments aforesaid provided that each Buyer and its Associated Entities may in its absolute discretion decline to provide some or all documentation requested for the purpose of Clause 2.1.4, Clause 2.6 and Clause 2.9.

2.10
Each of the Buyers may agree, for itself, to the extent permitted by law and upon such terms as it considers fit, to waive fulfilment of all or any of the conditions set out in Clause 2.9 or to extend the time provided for fulfilment of any of the conditions set out in Clause 2.9 in respect of all or any part of the performance thereof (provided that no such extension of time shall be capable of continuing beyond the Third Longstop Date unless without the consent of the Commission).

2.11
If any condition or conditions set out in Clause 2.9 is not fulfilled in relation to any Buyer or Buyers or, if capable of waiver, not waived in accordance with Clause 2.10 by the Third Longstop Date or if it becomes clear prior to the Third Longstop Date that any of the condition(s) are incapable of fulfilment or will not be waived, the obligations of any such Buyer(s) and the Government Parties in respect of the purchase and sale of the Third Sale Stock shall lapse (without prejudice to any accrued rights of the Parties in respect thereof), but this Agreement shall continue in force in all other respects.

2.12
The provisions of this Agreement concerning the purchase and sale of the Third Sale Stock shall not be effective nor shall Third Completion occur in respect of any Buyer unless each of the Buyers who is proceeding to Third Completion is satisfied (acting reasonably) (and so declare by notice in writing to the Commission):

2.12.1
that the Irish Takeover Panel has granted to them all such waivers, derogations, consents, clarifications and confirmations that they deem necessary or desirable pursuant to the Takeover Act and Rules, including pursuant to Rules 5 and 9;

	2.12.2	that all conditions thereto (including, if required, the approval of a “whitewash” resolution of the independent shareholders of BoI) have been fulfilled;

2.12.3
that such consents, waivers, derogations, clarifications and confirmations are in full force and effect and that none of the Buyers will consequently be obliged to extend a mandatory offer to the shareholders of BoI pursuant to the said Rule 9; and

	2.12.4	that they are not deemed by the Takeover Panel to be acting in concert with the Government Parties for the purposes of the Takeover Rules.

Copies of all waivers, derogations, consents, clarifications and confirmations received hereunder will be provided to the Government Parties.

2.13	Each of the Buyers hereby confirms to the other Buyers that it has concluded that the Buyer Transactions do not require to be notified under the EU Merger Regulation.

2.14
For the purposes of Clause 2.1.4, 2.2, 2.6 and 2.9, if one or more, but not all, of the Buyers declines to provide documentation to the detriment of the process for the fulfilment of the Conditions, the remaining Buyers will nevertheless continue to use all reasonable endeavours to procure fulfilment of the Conditions so as to permit Completion pursuant to Clause 5.3.

3.	Sales and Purchases

3.1	Subject to:

	3.1.1	the satisfaction in respect of each of the Buyers proceeding to Completion (and/or waiver by each such Buyer in accordance with Clause 2.3) of the First Conditions; and

	3.1.2	the provisions of Clause 3.4;

the Commission agrees to sell or procure the sale of the First Sale Stock and each such Buyer agrees on a several basis to purchase such number of units of Ordinary Stock as is equal to its Specified Proportion of the First Sale Stock with effect from the First Completion Date free from all Encumbrances and with the benefit of all rights and advantages attaching to the First Sale Stock or accruing at the First Completion for the consideration specified in Clause 4.1.

3.2	Subject to:

	3.2.1	the satisfaction in respect of each of the Buyers proceeding to Completion (and/or waiver by each such Buyer in accordance with Clause 2.7) of the Second Conditions; and

	3.2.2	the provisions of Clause 3.4;

the Commission agrees to sell or procure the sale of the Second Sale Stock and each such Buyer agrees on a several basis to purchase such number of units of Ordinary Stock as is equal to its Specified Proportion of the Second Sale Stock with effect from the Second Completion Date free from all Encumbrances and with the benefit of all rights and advantages attaching to the Second Sale Stock or accruing at the Second Completion Date for the Consideration specified in Clause 4.1.

3.3	Subject to:

	3.3.1	the satisfaction in respect of each of the Buyers proceeding to Completion (and/or waiver by each such Buyer pursuant to Clause 2.10) of the Third Conditions; and

	3.3.2	the provisions of Clause 3.4;

the Commission agrees to sell or procure the sale of the Third Sale Stock and each such Buyer agrees on a several basis to purchase such number of units of Ordinary Stock as is equal to its Specified Proportion of the Third Sale Stock with effect from the Third Completion Date free from all Encumbrances and with the benefit of all rights and advantages attaching to the Third Sale Stock or accruing at the Third Completion Date for the consideration calculated in accordance with Clause 4.1.

3.4
The Commission shall not be obliged to sell or to procure the sale of any units of Ordinary Stock pursuant to Clauses 3.1, 3.2 or 3.3 to the extent that such sale would reduce the Commission’s holding of BoI Ordinary Stock to less than 4,558,025,000 (four billion, five hundred and fifty-eight million and twenty-five thousand) units of BoI Ordinary Stock, (provided that there shall be deemed to be added back to the Commission’s holding of BoI

Ordinary Stock for the purpose of such calculation, all units of Ordinary Stock sold or transferred by it after the date hereof and prior to the relevant Completion Date, other than units of BoI Ordinary Stock previously sold by it hereunder or under the Stock Purchase Agreement).  To the extent that any such sale would cause a shortfall in the Commission’s holding of BoI Ordinary Stock to less than 4,558,025,000 units of BoI Ordinary Stock, the First Sale Stock, the Second Sale Stock and/or the Third Sale Stock (as applicable) shall be reduced to the number at which the aggregate holding of the Commission shall be maintained at 4,558,025,000 units of BoI Ordinary Shares notwithstanding that in the case of the First Sale Stock and/or the Second Sale Stock this provision may result in the aggregate holding of BoI Stock acquired by the Buyers after the First Completion Date and/or the Second Completion Date (as the case may be) representing less than 29.5% of the voting rights comprised in the BoI Capital upon such date.

3.5	No Buyer, together with its Associated Entities, shall be obliged to purchase:

	3.5.1	more Sale Stock than is comprised in its Buyer Commitment; or

3.5.2
Sale Stock such that its aggregate holding of BoI Ordinary Stock acquired hereunder, under the Stock Purchase Agreement and/or as Purchased Sale Stock acquired by that Buyer on or immediately following completion of the Stock Purchase Agreement, would exceed 9.9% of the entire issued share capital of BoI.

4.	Consideration

4.1	The consideration for every sale and purchase of the Sale Stock hereunder shall be €0.10 per unit of Sale Stock, payable in cash in accordance with Clause 5.4.

5.	Completion and Settlement

5.1
Subject to the satisfaction in respect of each of the Buyers (and/or waiver by each of the Buyers in accordance with Clause 2.3) of the First Conditions on or prior to the First Longstop Date, Completion of the purchase and sale of the First Sale Stock shall occur on the First Completion Date.

5.2
Subject to the satisfaction in respect of each of the Buyers (and/or waiver by each of the Buyers in accordance with Clause 2.7) of the Second Conditions on or prior to the Second Longstop Date, Completion of the purchase and sale of the Second Sale Stock shall occur on the Second Completion Date.

5.3
Subject to the satisfaction in respect of each of the Buyers (and/or waiver by each of the Buyers in accordance with Clause 2.10) of the Third Conditions on or prior to the Third Longstop Date, Completion of the purchase and sale of the Third Sale Stock shall occur on the Third Completion Date.  For the avoidance of doubt, if the Conditions have been satisfied or waived on any Completion Date by one or more, but not all, of the Buyers, the Buyers that have satisfied the Conditions or in respect of whom waivers have been given (“Compliant Buyers”) may proceed to Completion.  Each Compliant Buyer will in good faith enter into discussions with the Government Parties with a view to determining whether and on what terms Completion of the Buyer Transactions may be achieved, subject to such amendments as each of the Compliant Buyers and the Commission may agree.

5.4
Upon each Completion, each Buyer shall, simultaneously with the Sale Stock transfer pursuant to Clause 5.5, transfer through the facilities of CREST, to an account designated prior to the relevant Completion Date by the Commission, in cleared funds, the amount of the consideration due for the Sale Stock being purchased by it, less the appropriate proportion of the Transaction Fee due to such Buyer on such Completion pursuant to Clause 15.

5.5
Upon each Completion Date, simultaneously with the funds transfers provided for in Clause 5.4,  the Commission shall cause such of the Sale Stock to be transferred to each of the Buyers as is equal to its Specified Proportion of the Sale Stock to be sold on that Completion Date by credit through the facilities of CREST of the Sale Stock to an account or accounts nominated by each Buyer, against payment by or on behalf of such Buyer of the consideration referred to in Clause 4.1 in same day funds (subject to deduction pursuant to Clause 15);

5.6	Upon the date hereof, each Buyer shall deliver to the Commission a confirmation from its general counsel or chief legal officer or secretary, substantially confirming that:

	5.6.1	it is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

	5.6.2	it has the legal right and full power and authority to execute and deliver, and to perform its obligations under this Agreement;

5.6.3
all necessary corporate actions, conditions and things have been taken, fulfilled and done in order to enable such Buyer to enter into, perform and comply with its obligations hereunder, and the person who has executed this Agreement on behalf of such Buyer has the necessary authority to do so on behalf of that Buyer and to bind such Buyer accordingly; and

	5.6.4	this Agreement constitutes valid and binding agreement of the relevant Buyer enforceable in accordance with its terms.

5.7
Upon the date of this Agreement, the Commission shall deliver to each of the Buyers a confirmation from the Head of Legal of the NTMA (which is the manager of the National Pensions Reserve Fund pursuant to the National Pensions Reserve Fund Act 2000 (as amended) (the “Act”)) confirming that:

	5.7.1	the Commission is a body corporate established pursuant to the Act and validly existing under the laws of Ireland;

	5.7.2	the Commission has the legal right and full power and authority to execute and deliver, and to perform its obligations under this Agreement;

5.7.3
all necessary actions, conditions and things have been taken, fulfilled and done in order to enable the Commission to enter into, perform and comply with its obligations hereunder, and the persons who have executed this Agreement on behalf of the Commission have the necessary authority to do so on behalf of the Commission and to bind the Commission accordingly; and

	5.7.4	this Agreement constitutes valid and binding obligations of the Commission enforceable in accordance with its terms.

6.	Warranties

6.1	The Commission hereby warrants to the each of the Buyers that upon each Completion Date:

6.1.1
the Commission will at such Completion Date have full legal right, power and authority to transfer or procure the transfer of, in accordance with the terms and conditions of this Agreement, the Sale Stock being sold on that date, all of which will at such Completion Date be fully paid up or credited as fully paid up and free of any Encumbrance (including for the avoidance of doubt any Encumbrance affecting any of the voting rights, dividend rights or other rights attaching to any Sale Stock), and will at such Completion Date be absolutely entitled to all rights thereon and in respect thereof and attaching thereto, and (save as provided in this Agreement) there will at such Completion Date be no agreement, arrangement or obligation to create any Encumbrance affecting any of the Sale Stock and no claim will have been made by any person to be entitled to any such Encumbrance;

	6.1.2	so far as the Commission is aware none of the Sale Stock will at such Completion Date be subject to any current or pending claim or litigation as to its title or ownership.

6.2
The Commission, the Minister and the NTMA hereby assign and transfer to each of the Buyers the benefit of the Commission Warranties in respect of every unit of the Sale Stock and acknowledge that they shall have no Claim pursuant to the Commission Warranties for any Losses suffered by any of them for any breach of the Commission Warranties in respect of any units of Sale Stock, to the intent that all Claims available and arising pursuant to every breach of the Commission Warranties in respect of every unit of the Sale Stock shall be the property and entitlement of the Buyer having purchased such unit and may be pursued, settled or waived by such Buyer at its absolute discretion and without competition from any of the Minister, the Commission or NTMA.

6.3	The Minister, the Commission and the NTMA hereby assign to each of the Buyers the benefit of the Indemnity in respect of every unit of the Sale Stock.

6.4
In the event that there is a legal impediment to the enforcement by any of the Buyers of any Claim pursuant to the Commission Warranties by virtue only of the fact that the Commission Warranties were assigned to each of the Buyers rather than being given directly to each of the Buyers by BoI, the Minister, the Commission (upon receipt of a Direction from the Minister) and the NTMA undertake to provide reasonable co-operation, information and assistance to each of the Buyers and to execute and deliver any necessary documents and consents in relation to such legal impediment, provided that:

	6.4.1	any such assistance and co-operation shall not give rise to any obligation on the Minister, the Commission or the NTMA to make any payment;

	6.4.2	any action taken by the Minister, the Commission and the NTMA at the request of the Buyers shall be at the cost of the Buyer making the request;

6.4.3
the Minister, the Commission and the NTMA will be under no obligation to do anything which would create a legal obligation for, give rise to a claim from any third party against or result in any liability for the Minister, the Commission or the NTMA;

6.4.4
the Minister, the Commission or the NTMA shall not be required to take any action which would be against public policy or detrimental to the financial stability of BoI or the stability of the financial system of the Irish State as a whole.

6.5
The Minister, the Commission and the NTMA accept no liability to the Buyers in respect of the Commission Warranties or the Indemnity.  For the avoidance of doubt nothing in this Agreement or any of the Other Transaction Documents shall affect in any way the rights and Claims of the Commission, the Minister and the NTMA under the Commission Warranties or the Indemnity as they relate to Ordinary Stock other than the Sale Stock.

6.6
The Commission acknowledges that each of the Buyers are entering into this Agreement in reliance upon each of the warranties contained in Clause 6.1 and on the assignment and undertakings provided for in Clause 6.2.

6.7	Each of:

6.7.1
the State Title Warranties will be construed separately and will not be limited by reference (express or implied) to the terms of any other representation, warranty or undertaking or any other term of this Agreement;

6.7.2
the warranties given and the warranties, undertakings, representations and Indemnity assigned under this Agreement will remain in full force and effect notwithstanding Completion and all other matters and arrangements referred to in or contemplated by this Agreement.

6.8
The aggregate liability of the Commission under the State Title Warranties in respect of all claims shall be subject to an overall maximum equal to the aggregate of the consideration for Sale Stock payable hereunder, less any deductions or set-offs made pursuant to this Agreement.

6.9	Nothing herein shall or shall be deemed to relieve any of the Buyers of any common law duty to mitigate any loss or damage incurred by it.

7.	Public Interest Undertaking

7.1
Each Buyer undertakes and covenants that for a period commencing on First Completion and ending on 1 March 2016, it shall neither initiate nor support a refusal by BoI to agree a rollover of the NAMA Bonds or a demand for payment thereof, or any attempt to induce BoI to make such a refusal or demand, in respect of either the NAMA Bonds now held by BoI or NAMA Bonds of similar or lesser aggregate nominal value issued annually in succession thereto.

7.2	Each Buyer acknowledges that the State Entities are relying on the undertaking and covenant set out in Clause 7.1 in entering into this Agreement.

8.	Lock Up

8.1
Subject to Clause 8.3, each of the Buyers hereby severally undertakes to the Minister and the Commission on its own behalf and on behalf of all Associated Entities to which it may transfer Sale Stock pursuant to Clause 8.2.6 that for a period commencing on the First Completion Date and ending on the 90th day thereafter or the Whitewash Date, whichever is the first to occur, neither such Buyer nor its Associated Entities as aforesaid will sell, transfer, grant any option over or otherwise dispose of its legal, beneficial or any other interest held by it in any of the Sale Stock acquired by it upon such Completion Date.  For the avoidance of doubt, this Clause shall not prohibit the sale, transfer, grant of option over or other disposal by any Buyer or its Associated Entities of BoI Ordinary Stock other than Sale Stock.

8.2	The restrictions set out in Clause 8.1 shall not apply to:

8.2.1
any disposal pursuant to acceptance of (or giving an irrevocable undertaking to accept) any offer or agreement by the Buyer to vote in favour of or participate in a scheme of arrangement to acquire the whole or any part of the issued stock capital of BoI (other than any stock already held by the offeror or persons acting in concert with the offeror) to which the provisions of the Takeover Act and Rules apply; or

	8.2.2	any compromise or arrangement providing for the acquisition by any person (or group of persons acting in concert) of 50 per cent of more of the issued capital stock of BoI;

8.2.3
any disposal or agreement to dispose of BoI Ordinary Stock pursuant to an offer by BoI to purchase its own issued capital stock which is made on identical terms to all holders of BoI Ordinary Stock and otherwise complies with applicable legal requirements and otherwise complies with the Listing Rules;

	8.2.4	any disposal made pursuant to a Court order or otherwise required by law;

	8.2.5	any disposal made in accordance with Clause 9 (Assignment); or

8.2.6
any disposal by a Relevant Person to an Associated Entity of that Relevant Person and/or any subsequent disposals by any such Associated Entity of that Relevant Person to another Associated Entity of that Relevant Person.

8.3	The restrictions in Clause 8.1 shall expire on the Whitewash Date.

9.	Assignment

9.1
The Minister, the NTMA and the Commission may assign or transfer any of their respective rights or benefits under this Agreement to any entity wholly-owned by the Irish State, but they may not transfer their obligations hereunder without each of the Buyers’ prior written consent.

9.2	Any Relevant Person may assign the benefit of this Agreement to any person to whom any Sale Stock is transferred in accordance with the provisions of Clause 8.2.6.

10.	Covenant

The Commission covenants with each Buyer that the Commission shall take up in full all of its rights under the Rights Issue.

11.	Further Assurance and Role of Minister

The Commission shall, upon receipt of a Direction from the Minister, execute all documents and do all acts and things as may reasonably be required after Completion by any Buyer or its successor(s) for assuring to or vesting in such Buyer (or its designees) the legal and beneficial ownership of the Sale Stock acquired by it hereunder and generally to give effect to this Agreement.  The Minister agrees to give a Direction to the Commission as necessary to enable the Commission to comply with this Clause 11.

12.	Waiver

A waiver by any Party or Parties of any breach of any of the terms, provisions or covenants of this Agreement or the acquiescence of any Party or Parties in any act (whether of commission or omission) which, but for such acquiescence, would be a breach as aforesaid shall not constitute a general waiver of such term, provision or covenant or of any subsequent act contrary thereto.  Any liability to any Party under the provisions of this Agreement may be released, compounded or compromised by such Party in its absolute discretion as regards any Party or Parties under such liability without in any way prejudicing its rights against any other Party or Parties under the same or a like liability, whether joint and several or otherwise.

13.	References to the Buyers

13.1
The prior consent of each Buyer will be required prior to the release or publication of any document or announcement to be executed, published or filed in connection with the Buyer Transactions that refers to that Buyer, or refers to any actions that are contemplated or have been or will be taken by that Buyer ("Relevant Documents").

13.2	Prior to seeking the consent of each Buyer pursuant to Clause 13.1, each of the Government Parties agrees and undertakes that it will, subject to applicable law and regulation:

	13.2.1	afford the Buyers such time as they may reasonably require to consider the Relevant Documents to give such consent; and

13.2.2
submit drafts and revised drafts of the Relevant Documents for review and comment by each Buyer, and having afforded each Buyer appropriate time pursuant to Clause 13.2.1 to consider such drafts, discuss such comments with the Buyers for the purposes of preparing revised drafts.

14.	Entire Agreement

This Agreement (together with the Stock Purchase Agreement and the CCN Agreement to the extent that the Parties hereto are party thereto) contains the entire agreement between the Parties relating to the transactions provided for in this Agreement and supersedes all previous representations, arrangements, undertakings and agreements (if any) between the

Parties in respect of such matters.  Each of the Parties acknowledges that in agreeing to enter into this Agreement it has not relied on any representation, warranty, undertaking, covenant, pre-contractual statement or understanding other than those contained in this Agreement and/or the Stock Purchase Agreement and/or the CCN Agreement.

15.	Transaction Fee

In consideration of the Buyers dealing in the Sale Stock or effectively underwriting the issue of the Sale Stock (or as an agency service relating to them), the Commission shall pay to the Buyers a transaction fee in the Specified Proportions an amount equal to 2% of the first €181,374,852 of the consideration payable by it hereunder and 4% of all remaining consideration payable by it hereunder for the Sale Stock purchased by it (the “Transaction Fee”).  The Parties consider that any service supplied to the Commission under this Agreement falls within one of (A) paragraph 6(1)(a) (as a dealing in stocks or shares), (B) paragraph 6(1)(b) (as an underwriting of an issue of stocks or shares), (C) as an agency service relating to an exempt service supply within paragraph 7 of the First Schedule to the Value Added Tax Consolidation Act 2010 and each of the Parties also agrees not to assert that any such service is other than an exempt service supply within the First Schedule to the Value Added Tax Consolidation Act 2010.

The Commission’s liability to pay the Transaction Fee shall arise immediately upon each Completion Date, whereupon a part of the Transaction Fee determined according to the aggregate amount of the consideration payable by the Buyers upon such Completion Date shall be due.  The relevant part of the Transaction Fee shall be payable in every case by deduction by the Buyer entitled thereto of the amount thereof from the consideration payable by it upon such Completion..

16.	General

16.1
Any liability to any Party under this Agreement may in whole or in part be released, compounded or compromised and time or indulgence may be given by any Party in its absolute discretion as regards any other person under such liability without in any way prejudicing or affecting the first Party's rights against such other person under the same or a similar liability, whether joint and several or otherwise.

16.2	The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of and rights, powers and remedies provided by law.

16.3
Except to the extent already performed, all the provisions of this Agreement will, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding the conclusion of any or all of the constituent parts of this Agreement.

16.4
This Agreement may be entered into in any number of counterparts and by any one or more of the parties to it on separate counterparts but will not be effective until each Party has executed at least one counterpart.  Each counterpart when executed and delivered will be an original, but all the counterparts will together constitute one and the same instrument.  Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery.

16.5	No variation of this Agreement will be effective unless in writing (not including e-mail) and signed by or on behalf of each of the parties.

16.6	If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair:

	16.6.1	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

	16.6.2	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

If any invalid, unenforceable or illegal provision of this Agreement would be valid, enforceable and legal if some part of it were deleted, the parties will negotiate in good faith to amend such provision such that, as amended, it is legal, valid and enforceable, and, to the greatest extent possible, achieves the parties original commercial intention.

17.	Notices

17.1	Subject to Clause 17.2, any notice or other communication under this Agreement will only be effective if it is in writing.

17.2	Communication by e-mail will not be effective under this Agreement.

17.3
Any notice or other communication given or made under this Agreement will be addressed as provided in Clause 17.5 and, if so addressed, will, in the absence of earlier receipt, be deemed to have been duly given or made as follows:

	17.3.1	if sent by personal delivery, on delivery at the address of the relevant Party;

	17.3.2	if sent by pre-paid post, two (2) clear Business Days after the date of posting.

17.4
Any notice or other communication given or made, or deemed to have been given or made, outside Working Hours will be deemed not to have been given or made until the start of the next period of Working Hours.

17.5	The relevant notice details for the parties hereto are:

	17.5.1	if to the Minister:

		Address:	Upper Merrion Street

Dublin 2

		Fax no.:	+353 1 678 9936

		Attention:	The Secretary General, Department of Finance

	17.5.2	if to the Commission:

		Address:	Treasury Building

Grand Canal Street

Dublin 2

		Fax no.:	+353 1 676 6639

		Attention:	Chief Executive, National Treasury Management Agency

		With copy to:	Head of Control, National Treasury Management Agency

Treasury Building

Grand Canal Street

Dublin 2

		Fax no.:	+353 1 676 6639

	17.5.3	if to the NTMA:

		Address:	Treasury Building

Grand Canal Street

Dublin 2

		Fax no.:	+353 1 676 6639

		Attention:	Head of Banking, National Treasury Management Agency

17.5.4
if to any of the Buyers, to the address and fax number (if any) set out in respect of that Buyer in the second column of Schedule 1, with copy to the person(s) (if any) specified in the second column of Schedule 1.

17.6	A Party may notify the other parties of a change to its notice details. That notification will only be effective on:

	17.6.1	any effective date specified in the notification; or

17.6.2
if no effective date is specified or the effective date specified is less than five (5) clear Business Days after the date when notice is received, the date falling five (5) clear Business Days after the notification has been received.

18.	Governing Law and Submission to Jurisdiction

This Agreement shall be governed by and construed in accordance with Irish law and each of the Parties submits to the exclusive jurisdiction of the Irish Courts for all purposes in connection herewith.

19.	Process Agent

Each Buyer agrees to appoint an agent for service of process in Ireland within fourteen (14) days of the Buyer receiving written notice of legal suit, action or proceedings and the request to appoint such agent for service from another Party to this agreement. In the event that a Buyer does not appoint such an agent within fourteen (14) days of the notice requesting it to so, such other Party to this agreement may appoint a commercial agent for service for the relevant Buyer on the relevant Buyer's behalf and at relevant Buyer's expense and each Buyer agrees that subject to being notified of such appointment in writing, service upon such commercial agent will constitute service upon that Buyer.

IN WITNESS whereof the Parties have entered into this Agreement and delivered it as a deed on the date specified above.

SCHEDULE 1

Buyers and Buyer Commitments

Name	Address and Contact	Buyer Commitment	Specified Proportion
Fairfax Financial Holdings Limited	95 Wellington Street West Suite 800 Toronto Ontario Canada M5J 2N7 For the attention of: Paul Rivett Vice President and Chief Legal Officer With copy to: William Fry Fitzwilton House Wilton Place Dublin 2 For the attention of: Owen O’Connell	3,000,000,000 units of Sale Stock at an aggregate Sale Price not exceeding €300,000,000	26.70987%
Fidelity Contrafund: Fidelity Advisor New Insights Fund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	360,189,300 units of Sale Stock at an aggregate Sale Price not exceeding €36,018,930	3.20687%
Fidelity Contrafund: Fidelity Contrafund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	1,502,949,000 units of Sale Stock at an aggregate Sale Price not exceeding €150,294,900	13.38119%
Variable Insurance Products Fund III: Balanced Portfolio	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	26,320,100 units of Sale Stock at an aggregate Sale Price not exceeding €2,632,010	0.2343%
Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	19,207,600 units of Sale Stock at an aggregate Sale Price not exceeding €1,920,760	0.17101%
Fidelity Securities Fund: Fidelity Dividend Growth Fund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	202,472,200 units of Sale Stock at an aggregate Sale Price not exceeding €20,247,220	1.80267%

Name	Address and Contact	Buyer Commitment	Specified Proportion
Fidelity Capital Trust: Fidelity Value Fund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	155,671,500 units of Sale Stock at an aggregate Sale Price not exceeding €15,567,150	1.38599%
Fidelity Advisor Series I: Fidelity Advisor Value Fund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	1,409,100 units of Sale Stock at an aggregate Sale Price not exceeding €140,910	0.01255%
Fidelity Puritan Trust: Fidelity Low-Priced Stock Fund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	713,584,900 units of Sale Stock at an aggregate Sale Price not exceeding €71,358,490	6.35325%
Kennedy-Wilson Investments, LLC	Kennedy-Wilson Investments LLC c/o Matt Windisch 9701 Wilshire Boulevard, Suite 700 Beverly Hills CA 90212 USA With a copy to: William McMorrow (wmcmorrow@kennedywilson.com) or Mary Ricks (mricks@kennedywilson.com)	250,000,000 units of Sale Stock at an aggregate Sale Price not exceeding €25,000,000	2.22582%
WLR/GS Master Co-Investment L.P. WLR Recovery Fund IV, L.P. WLR Recovery Fund V, L.P. WLR IV Parallel Esc, L.P	c/o WL Ross & Co. LLC 1166 Avenue of the Americas 25th Floor New York 10036 USA For the attention of: James B. Lockhart III With a copy to: Benjamin Gruder (BenGruder@invesco.com)	3,000,000,000 units of Sale Stock at an aggregate Sale Price not exceeding €300,000,000	26.70987%
Capital Research and Management Company	333 South Hope St Los Angeles CA 90071 SA For the attention of: Michael Downer	2,000,000,000 units of Sale Stock at an aggregate Sale Price not exceeding €200,000,000	17.80658%

Name	Address and Contact	Buyer Commitment	Specified Proportion
TOTAL		11,231,803,700 units of Sale Stock at an aggregate Sale Price not exceeding €1,123,180,370	100.00000%

(EXECUTION PAGE OF CONDITIONAL STOCK PURCHASE AGREEMENT)

SIGNED for and on behalf of the MINISTER FOR FINANCE
by	John A. Moran

/s/ John A. Moran
A person authorised by Section 15(4) of the Ministers and Secretaries Act 1924

 (EXECUTION PAGE OF CONDITIONAL STOCK PURCHASE AGREEMENT)

The Seal of the
NATIONAL PENSIONS RESERVE
FUND COMMISSION
as authenticated by the Chairman
and a Commissioner
/s/ Paul Carty
Chairman

/s/ John C. Corrigan
Commissioner

 (EXECUTION PAGE OF CONDITIONAL STOCK PURCHASE AGREEMENT)

The Seal of the
NATIONAL TREASURY MANAGEMENT
AGENCY
was affixed in the presence of:
/s/ John C. Corrigan
Chief Executive

(EXECUTION PAGE OF CONDITIONAL STOCK PURCHASE AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of FAIRFAX FINANCIAL HOLDINGS LIMITED by its authorised signatory in the presence of:	/s/ Paul Rivett
Authorised Signatory (Signature)

Paul Rivett
/s/ James Newman	Print name
Witness (Signature)

James Newman
Print name

Fitzwilton House, Wilton Place, Dublin 2
Print address

(EXECUTION PAGE OF CONDITIONAL STOCK PURCHASE AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY CONTRAFUND: FIDELITY ADVISOR NEW INSIGHTS FUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

83 Devonshire St., V13F, Boston, MA 02109
Print address

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY CONTRAFUND: FIDELITY CONTRAFUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

83 Devonshire St., V13F, Boston, MA 02109
Print address

SIGNED and DELIVERED AS A DEED on behalf of VARIABLE INSURANCE PRODUCTS FUND III: BALANCED PORTFOLIO by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

83 Devonshire St., V13F, Boston, MA 02109
Print address

(EXECUTION PAGE OF CONDITIONAL STOCK PURCHASE AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR DIVIDEND GROWTH FUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

83 Devonshire St., V13F, Boston, MA 02109
Print address

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY SECURITIES FUND: FIDELITY DIVIDEND GROWTH FUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

83 Devonshire St., V13F, Boston, MA 02109
Print address

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY CAPITAL TRUST: FIDELITY VALUE FUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

83 Devonshire St., V13F, Boston, MA 02109
Print address

(EXECUTION PAGE OF CONDITIONAL STOCK PURCHASE AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY ADVISER SERIES I: FIDELITY ADVISOR VALUE FUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

83 Devonshire St., V13F, Boston, MA 02109
Print address

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY PURITAN TRUST: FIDELITY LOW-PRICED STOCK FUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

83 Devonshire St., V13F, Boston, MA 02109
Print address

(EXECUTION PAGE OF CONDITIONAL STOCK PURCHASE AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of KENNEDY-WILSON INVESTMENTS, LLC by its authorised signatory in the presence of:	/s/ Matthew Windisch
Authorised Signatory (Signature)

Matthew Windisch
/s/ Mark Martin	Print name
Witness (Signature)

Mark Martin
Print name

9701 Wilshire Blvd., Beverly Hills, CA 90212
Print address

(EXECUTION PAGE OF CONDITIONAL STOCK PURCHASE AGREEMENT)

SIGNED and DELIVERED AS A DEED
on behalf of
WLR Recovery Fund IV, L.P.
by WLR Recovery Associates IV LLC
its General Partner
by WL Ross Group, L.P.
its Managing Member
by El Vedado LLC
its General Partner
by its authorized signatory

in the presence of:	/s/ Wilbur L. Ross, Jr.
Manager (Signature) Wilbur L. Ross, Jr.

/s/ Stephen J. Naughton
Witness (Signature) Stephen J. Naughton 1166 Avenue of the Americas, 25th Floor New York, New York 10036

SIGNED and DELIVERED AS A DEED
on behalf of
WLR Recovery Fund V, L.P.
by WLR Recovery Associates V LLC
its General Partner
by WL Ross Group, L.P.
its Managing Member
by El Vedado LLC
its General Partner
by its authorized signatory

in the presence of:	/s/ Wilbur L. Ross, Jr.
Manager (Signature) Wilbur L. Ross, Jr.

/s/ Stephen J. Naughton
Witness (Signature) Stephen J. Naughton 1166 Avenue of the Americas, 25th Floor New York, New York 10036

(EXECUTION PAGE OF CONDITIONAL STOCK PURCHASE AGREEMENT)

SIGNED and DELIVERED AS A DEED
on behalf of
WLR/GS Master Co-Investment, L.P.
by WLR Master Co-Investment GP, L.P.
its General Partner
by WL Ross Group, L.P.
its Managing Member
by El Vedado LLC
its General Partner
by its authorized signatory

in the presence of:	/s/ Wilbur L. Ross, Jr.
Manager (Signature) Wilbur L. Ross, Jr.

/s/ Stephen J. Naughton
Witness (Signature) Stephen J. Naughton 1166 Avenue of the Americas, 25th Floor New York, New York 10036

SIGNED and DELIVERED AS A DEED
on behalf of
WLR IV Parallel ESC, L.P.
by WLR Recovery Associates IV LLC
its attorney-in-fact
by WL Ross Group, L.P.
its Managing Member
by El Vedado LLC
its General Partner
by its authorized signatory

in the presence of:	/s/ Wilbur L. Ross, Jr.
Manager (Signature) Wilbur L. Ross, Jr.

/s/ Stephen J. Naughton
Witness (Signature) Stephen J. Naughton 1166 Avenue of the Americas, 25th Floor New York, New York 10036

 (EXECUTION PAGE OF CONDITIONAL STOCK PURCHASE AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of CAPITAL RESEARCH AND MANAGEMENT COMPANY by its authorised signatory in the presence of:	/s/ Michael J. Downer
Authorised Signatory (Signature)

Michael J. Downer, SVP and Secretary
/s/ Walt R. Burkley	Print name
Witness (Signature)

Walt R. Burkley
Print name

c/o 333 S. Hope Street, Los Angeles, CA 90071
Print address